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                  Exhibit 23L. -- FORM OF SUBSCRIPTION LETTER

                                                    May 23, 2001

Board of Trustees of
New York Life Investment Management Institutional Funds
169 Lackawanna Avenue
Parsippany, New Jersey  07054

Lady and Gentlemen:

           NYLIFE Distributors, Inc. ("NYLIFE") hereby subscribes for thirty-four thousand (34,000) shares of beneficial interest of the New York Life Investment Management Institutional Prime Cash Fund, and thirty-three thousand (33,000) shares of each of the New York Life Investment Management Institutional Treasury Cash Fund, and the New York Life Investment Management Institutional U.S. Government Cash Fund (each a "Fund" and collectively, the "Funds"), each a series of New York Life Investment Management Institutional Funds, a Delaware business trust, at $1.00 per share, for an aggregate purchase price of $100,000.00. NYLIFE's payment in full is confirmed.

           NYLIFE hereby represents and agrees that NYLIFE is purchasing these shares of common stock for investment purposes, for its own account and risk and not with a view to any sale, division or other distribution thereof within the meaning of the Securities Act of 1933 as amended, nor with any present intention of distributing or selling such shares.

                                        Very truly yours,

                                        NYLIFE Distributors, Inc.


                                        By:   /s/ Albert Leier
                                            ---------------------------
                                        Name:  Albert Leier
                                        Title:  Director

CONFIRMED AND ACCEPTED:
NEW YORK LIFE INVESTMENT MANAGEMENT INSTITUTIONAL FUNDS on behalf of each of

New York Life Investment Management Institutional Prime Cash Fund

New York Life Investment Management Institutional U.S. Government Cash Fund

New York Life Investment Management Institutional Treasury Cash Fund


By:   /s/ Patrick J. Farrell
    --------------------------------------
Name: Patrick J. Farrell
Title: Chief Financial and Accounting Officer